ContiFinancial Corporation
    Ratio of Earnings to Fixed Charges
    Exhibit 12.1 of September 30, 1999 Form 10-Q


                                              Six months ended
                                                 September 30,
                                              1999           1998    Fiscal 99      Fiscal 98   Fiscal 97  Fiscal 96   Fiscal 95
                                          --------       --------    ---------      ---------   ---------  ---------   ---------
Summary:
  Earnings                                (418,804)       (55,575)   (255,696)       385,425     297,677    197,996      77,895
  Fixed Charges                             80,769        121,522     233,598        165,904     120,636     74,770      29,635
                                          --------       --------    --------       --------    --------   --------    --------
  Ratio                                      (5.96)(a)      (0.46)       (1.09)(b)       2.32        2.47       2.65        2.63
                                          ========       ========    ========       ========    ========   ========    ========

Earnings:
  Income (loss) before income taxes and
    minority interest                     (561,117)      (175,440)    (493,615)       224,965     177,041    126,536      56,988
  Plus: Interest expense                    80,769        121,522     233,598        165,904     120,636     74,770      29,635
  Less: Equity income/loss in unconsolidated
    subsidiaries                            (1,456)        (1,605)      4,321         (5,444)       --         --          --
  Less: Minority Interest                      n/a            (52)        n/a            n/a         n/a     (3,310)     (8,728)
                                          --------       --------    --------       --------    --------   --------    --------
  Total "Earnings"                        (481,804)       (55,575)   (255,696)       385,425     297,677    197,996      77,895
                                          ========       ========    ========       ========    ========   ========    ========

Fixed Charges:
  Interest expense                          80,769        121,522     233,598        165,904     120,636     74,770      29,635

(a) The dollar amount of the deficiency at September 30, 1999 was $562,573.
(b) The dollar amount of the deficiency at March 31, 1999 was $489,294.
n/a = Not Applicable